Exhibit 99

JPMorgan Chase & Co. 270 Park Avenue, New York, NY 10017-2070 NYSE symbol: JPM www.jpmorganchase.com

News release: IMMEDIATE RELEASE

JPMorgan Chase to Liquidate Seven Capital Trusts Resulting in

the Cancellation of Trust Preferred Securities and

Distribution of Underlying Debentures to Holders

New York, November 16, 2017 – JPMorgan Chase & Co. (NYSE: JPM) (“JPMorgan Chase” or the “Firm”) has announced that on December 18, 2017 (the “Liquidation Date”), the Delaware trusts that issued the below seven series of trust preferred securities (the “Trust Preferred Securities”) will be liquidated, the Trust Preferred Securities and the trust common securities (the “Trust Common Securities”) issued by those trusts will be cancelled, and the junior subordinated debentures (the “Debentures”) currently held by each trust issuer will be distributed pro rata to the holders of the Trust Preferred Securities and Trust Common Securities issued by that trust, all in accordance with the trust agreement relating to each trust issuer. On the Liquidation Date, each $1,000 in liquidation amount of each series of the Trust Preferred Securities will be exchanged for $1,000 principal amount of the corresponding series of Debentures, and the principal amount of each series of the Debentures that is distributed to JPMorgan Chase & Co., as the holder of the corresponding series of Trust Common Securities, will be extinguished. The following table sets forth information concerning each series of the Trust Preferred Securities that will be cancelled, and the corresponding series of Debentures that will be exchanged for those Trust Preferred Securities, on the Liquidation Date.

Trust Preferred Securities	CUSIP	Junior Subordinated Debentures	CUSIP

JPMorgan Chase Capital XXIII Floating Rate Capital Securities, Series W	48123UAA2	JPMorgan Chase & Co. Floating Rate Capital Efficient Notes, Series W	48123UAB0

JPMorgan Chase Capital XXI Floating Rate Capital Securities, Series U	48123KAA4	JPMorgan Chase & Co. Floating Rate Junior Subordinated Deferrable Interest Debentures, Series U	48123KAE6

JPMorgan Chase Capital XIII Floating Rate Capital Securities, Series M	46626YAA0	JPMorgan Chase & Co. Floating Rate Junior Subordinated Deferrable Interest Debentures, Series M	46626YAB8

Chase Capital VI Floating Rate Capital Securities, Series F	16162LAA1	JPMorgan Chase & Co. Floating Rate Junior Subordinated Deferrable Interest Debentures, Series F	16162LAB9

Investor Contact:	Jason Scott	Media Contact:	Joseph Evangelisti
	212-270-7325		212-270-7438

Trust Preferred Securities	CUSIP	Junior Subordinated Debentures	CUSIP

Chase Capital III Floating Rate Capital Securities, Series C	161478AA0	JPMorgan Chase & Co. Floating Rate Junior Subordinated Deferrable Interest Debentures, Series C	161478AB8

Chase Capital II Global Floating Rate Capital Securities, Series B	161480AA6	JPMorgan Chase & Co. Global Floating Rate Junior Subordinated Deferrable Interest Debentures, Series B	161480AB4

First Chicago NBD Capital I Floating Rate Preferred Securities	31945HAA3	JPMorgan Chase & Co. Floating Rate Junior Subordinated Deferrable Interest Debentures due February 1, 2027	31945HAB1

No action by the holders of the Trust Preferred Securities is required in order to effect the cancellation of the Trust Preferred Securities and the distribution of the Debentures. The exchange of the Trust Preferred Securities for the Debentures will be effected by The Bank of New York Mellon, as the property trustee or the institutional trustee, as the case may be, for each of the trust issuers and as the trustee under the indentures pursuant to which the Debentures were issued, through the facilities and following the procedures of The Depository Trust Company.

The next scheduled interest payment on each series of the Debentures will include any accrued and unpaid distributions on the corresponding series of Trust Preferred Securities.

JPMorgan Chase & Co. (NYSE: JPM) is a leading global financial services firm with assets of $2.6 trillion and operations worldwide. The Firm is a leader in investment banking, financial services for consumers and small businesses, commercial banking, financial transaction processing, and asset management. A component of the Dow Jones Industrial Average, JPMorgan Chase & Co. serves millions of customers in the United States and many of the world’s most prominent corporate, institutional and government clients under its J.P. Morgan and Chase brands. Information about JPMorgan Chase & Co. is available at www.jpmorganchase.com.

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Investor Contact:	Jason Scott	Media Contact:	Joseph Evangelisti
	212-270-7325		212-270-7438